Exhibit 99.1

Contact: Erin Leventhal Kintera Inc. Office: 858-795-8979

Kintera Appoints Richard LaBarbera as CEO

Harry E. Gruber Resigns as Kintera CEO, Continues to Serve on Kintera Board of Directors

SAN DIEGO – March 5, 2007 – Kintera® Inc. (NASDAQ: KNTA), the leading provider of software as a service (SaaS) to the nonprofit and government sectors, today announced that its board of directors has unanimously named Richard N. LaBarbera as chief executive officer, effective immediately. LaBarbera was also elected as a member of the board of directors. He has served as the Company’s chief operating officer since February 2006 and as Kintera president since February 2007. LaBarbera’s focus will be on creating value for all Kintera stakeholders, growing Kintera’s business and furthering client loyalty.

Industry visionary and Kintera co-founder, Harry E. Gruber, has resigned as Kintera CEO, but will continue to serve as a member of the Company’s board of directors. Gruber co-founded Kintera to provide world-class technology to the nonprofit community, enabling organizations to raise more money, reach more people and run more effectively. He has been a pioneer in helping nonprofits leverage the power of the Internet to achieve their mission, and greatly contributed to society’s acceptance of the Internet as a viable means to donate and get involved.

“We thank Harry for the contributions he has made during his tenure at the Company, and look forward to the insight and expertise he will provide while serving on Kintera’s board of directors,” said Alfred R. Berkeley, III, chairman of Kintera’s board of directors. “Rich LaBarbera brings to Kintera a strong record of successfully driving effective business operations and managing for profitable growth. I look forward to the success we fully expect will be forthcoming.”

LaBarbera joined Kintera from Echopass Corporation, a leading provider of CRM software as a service and advanced call center solutions that integrate with partners such as Salesforce.com and RightNow® Technologies. He served as chief operations and services officer at Echopass.

LaBarbera, a Silicon Valley veteran, has played a significant role in developing operational efficiencies in numerous corporations. He previously served as president of Niku Corporation, an enterprise software company now part of Computer Associates, that addresses client needs for CRM, portfolio management, resource and project management, and IT management and governance. In addition, LaBarbera served as senior vice president of the enterprise solutions division at Sybase, Inc., which was responsible for approximately $800 million of Sybase revenue. He also served in executive roles at Siemens Nixdorf/Pyramid, Octel Communications, Amdahl, Storage Technology Corporation and IBM. He received an MBA from Georgia State University.

“I’m excited to be at the helm of such a dynamic company, and am focused on creating value for Kintera’s clients, employees, shareholders and the community,” said LaBarbera. “Harry Gruber has established the technology foundation necessary to be successful in the nonprofit sector. I now look forward to leading the company to realize its potential and driving the business to profitability.”

Kintera will be announcing its normally scheduled fourth quarter and fiscal year 2006 financial results on Thursday, March 29, 2007 after market close.

9605 Scranton Road, Suite 200 · San Diego, CA 92121 · 858.795.3000 · www.kintera.com

About Kintera, Inc.

Kintera®, Inc. (NASDAQ: KNTA) provides an online solution to help nonprofit organizations deliver The Giving Experience™ to donors – including providing convenience, financial transparency, feedback about the social impact of their gifts, and a sense of belonging and appreciation.

More than 15,000 accounts in the nonprofit, government and corporate sectors use Kintera’s “software as a service” innovations, including the Friends Asking Friends® fundraising program and Kintera Sphere™, an enterprise-grade software platform that provides a secure, scalable and reliable system for social constituent relationship management (CRM), enabling organizations to drive all interactions based on comprehensive knowledge of constituents. Additionally, Kintera FundWare® provides award-winning financial management software developed for nonprofit organizations and governments.

For more information about Kintera’s software and services, visit www.kintera.com.

Kintera, Kintera Sphere, Friends Asking Friends, The Giving Experience, GivingFund, and FundWare are either registered trademarks or trademarks of Kintera, Inc. in the U.S. and/or other countries.

Forward-Looking Statements

This press release contains, in addition to historical information, forward-looking statements. Such statements are based on management’s current estimates and expectations and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in the forward-looking statements. Kintera is providing this information as of March 5, 2007, and expressly disclaims any duty to update information contained in this press release.

Forward-looking statements in this press release include, without limitation, express and implied statements regarding Kintera’s anticipated operating results and, the growth in the market for Kintera’s services. These forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those expressed or implied here. Readers are referred to the documents filed by Kintera with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to: our limited operating history; our history of losses; our dependence on increased acceptance by nonprofit organizations of online fundraising; lengthy sales cycles for major customers; our need to manage growth; risks associated with accounting for and processing large amounts of donations; the rapidly changing technologies and market demands; and other risks identified in our filings with the Securities and Exchange Commission. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The information contained in this press release is a statement of Kintera’s present intention, belief or expectation and is based upon, among other things, the existing industry conditions, market conditions and prices, the economy in general and Kintera’s assumptions.

Kintera may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in Kintera’s assumptions or otherwise. Kintera undertakes no obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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9605 Scranton Road, Suite 200 · San Diego, CA 92121 · 858.795.3000 · www.kintera.com